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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):

                          May 16, 2002 (May 15, 2002)
                          ---------------------------

                           LIFEPOINT HOSPITALS, INC.
                    --------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                     0-29818                  52-2165845
         ------------               ---------------           ----------------
        (State or Other            (Commission File           (I.R.S. Employer
        Jurisdiction of                 Number)                 Identification
         Incorporation)                                             Number)


                           103 Powell Court, Suite 200
                           Brentwood, Tennessee 37027
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (615) 372-8500
                       -----------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not applicable
                       -----------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.    OTHER EVENTS.

CHANGE IN CONTROL PLAN

         On May 15, 2002, LifePoint Hospitals, Inc. (the "Company") adopted the LifePoint Hospitals, Inc. Change in Control Severance Plan effective June 1, 2002. Under the terms of this plan, certain employees will receive severance payments if the Company undergoes a change in control (as defined in the plan). The amount of the payment is based upon an employee's position with the Company. All covered positions are described in one of two tiers.

         Employees in the first tier will receive a cash payment equal to 300% of their annual base salary and target bonus, plus continuation of benefits under our medical, life disability and similar benefit plans for a period of 12 months following termination. Employees in the second tier will receive a cash payment equal to 150% of their annual base salary and target bonus, plus continuation of benefits under our medical, life, disability and similar benefit plans for a period of 6 months following termination.

         Additional payments are made to indemnify eligible employee for any excise taxes that are imposed under section 4999 of the Internal Revenue Code upon any payments received upon a change in control (whether received under the plan or otherwise). Severance payments are only made to covered employees who
(i) are not offered employment in a substantially equivalent position (as defined in the plan) following the change in control, (ii) resign within 18 months following the change in control because their employment is modified so that it is no longer substantially equivalent, or (iii) are involuntarily terminated within 18 months following the change in control for any reason other than cause (as defined in the plan). Currently, 24 employees are in positions that are covered under the plan. A copy if the plan is attached as Exhibit 99.1 and is incorporated herein by reference.

EMPLOYEE STOCK OPTION PLAN

         In our proxy statement for our annual meeting of stockholders held on May 14, 2002, we sought stockholder approval for a proposal to amend the LifePoint Hospitals, Inc, 1998 Long-Term Incentive Plan (the "Plan") by adding 2,500,000 shares of Common Stock to the shares authorized for issuance under the Plan (the "Proposal"). In connection with the Proposal, our proxy statement provided in part that: "of this maximum number of shares, approximately 754,464 shares remain available for grant as of March 1, 2002, and 3,439,140 options to purchase shares of common stock were outstanding as of March 1, 2002. On the date of this proxy statement, the weighted average exercise price of these 3,439,140 options is approximately $19.33, and the weighted average term to expiration of these options is approximately 8 years." The Proposal was approved by the stockholders of the Company at the annual meeting.

         The foregoing description did not take into account 845,450 options granted by the Company under the Plan in February 2002, option exercises and other adjustments. Taking these options into account, the foregoing descriptions would have provided that: "of this maximum number of shares, approximately 759,216 shares remain available for grant as of March 1, 2002, and 4,196,674 options to purchase shares of common stock were outstanding as of March 1, 2002. On the date of this proxy statement, the weighted
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average exercise price of these 4,196,674 options is approximately $22.75, and the weighted average term to expiration of these options is approximately 8 years."

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (a)  Financial statements of businesses acquired.

                         None required

           (b)  Pro forma financial information.

                         None required

           (c)  Exhibits.

                99.1 LifePoint Hospitals, Inc. Change in Control Severance Plan

                99.2 Press release issued by LifePoint Hospitals, Inc. on
                     May 16, 2002.

ITEM 9.    REGULATION FD DISCLOSURE

         The Company announced today that, subject to market and other conditions, it intends to offer approximately $200 million of seven-year convertible subordinated notes. A copy of the press release is attached hereto as Exhibit 99.2.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LIFEPOINT HOSPITALS, INC.

                                      By:   /s/ William F. Carpenter III
                                          ---------------------------------
                                               William F. Carpenter III
                                               Senior Vice President and
                                               General Counsel



Date: May 16, 2002


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER           DESCRIPTION OF EXHIBITS
-------          -----------------------
99.1         LifePoint Hospitals, Inc. Change in Control Severance Plan

99.2         Press release issued by LifePoint Hospitals, Inc. on May 16, 2002.